SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                          Date of Report: June 7, 1996
                       (Date of earliest event reported)

                                FIRSTMARK CORP.
             (Exact Name of Registrant as Specified in its Charter)

            Maine                      0-20806        01-0389195
(State or Other Jurisdiction         (Commission      (IRS Employer
of Incorporation)                    File Number)     Identification No.)

222 Kennedy Memorial Drive, Waterville, Maine                          04901
(Address of Principal Executive Offices)                          (Zip Code)

               Registrant's telephone number, including area code:
                                 (207) 873-6362


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Item 5.  Other Events.

         Southern Capital Corp., a Virginia corporation, has been merged into Southern Capital Acquisition Corp., a Virginia corporation and wholly-owned subsidiary of Firstmark Corp., a Maine corporation headquartered in Waterville, Maine. The transaction was consummated on June 7, 1996.

         As part of the merger, the shareholders of Southern Capital Corp. received 40,000 shares of Series B, cumulative, non-voting preferred stock, par value $.20 per share. The preferred stock is not convertible by the holders, but may be converted by Firstmark Corp. into not less than 2,000,000 shares of Firstmark Corp. common stock, subject to adjustment if the price of Firstmark Corp. stock is less than $4.00 per share at the time of conversion. If not converted by the company sooner, the preferred stock begins accruing dividends after January 1, 1997 and is redeemable at the option of the holders at a price of $200 per share after June 30, 1998. Four representatives of Southern Capital Corp. will be appointed to the Board of Directors of Firstmark Corp.

Item 7(c).        Exhibits.

Exhibit No.                Description

2 Agreement and Plan of Reorganization between Southern Capital Corp., Southern Acquisition Corp. and Firstmark Corp. dated April 30, 1996.

99                         Press Release dated June 10, 1996.




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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            FIRSTMARK CORP.

                                            (Registrant)

Date:  June 12, 1996                        By: /s/ JAMES F. VIGUE
                                                 James F. Vigue
                                                 President and Chief Executive
                                                   Officer

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                                  EXHIBIT INDEX

Exhibit No.                Description

2 Agreement and Plan of Reorganization between Southern Capital Corp., Southern Acquisition Corp. and Firstmark Corp. dated April 30, 1996.

99                         Press Release dated June 10, 1996.






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